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                      AGREEMENT AND PLAN OF REORGANIZATION


     Agreement and Plan of Reorganization, dated as of August 4, 1997 (the "Agreement"), by and between Community Savings, F. A. (the "Association" or the "Surviving Association"), a federally chartered savings and loan association, Community Interim Federal Savings Association ("Interim"), a federally chartered savings association, and Community Savings Bankshares, Inc., a federally chartered corporation.

                                   WITNESSETH:

     WHEREAS, the Board of Directors of the Association has determined that it is in the best interests of the Association and its shareholders for the Association to be reorganized into a mid-tier stock holding company form of ownership whereby Community Savings Bankshares, Inc. will hold 100% of the Association's outstanding common stock and ComFed, M. H. C., the present mutual holding company for the Association, will become the mutual holding company for Community Savings Bankshares, Inc.

     WHEREAS, the Association will cause Community Savings Bankshares, Inc. to be organized under federal law and regulation as a wholly owned subsidiary for the purpose of becoming the holding company of the Association (such corporation being referred to herein as the "Company"); and

     WHEREAS, the formation of a mid-tier stock holding company by the Association will be facilitated by causing the Company to become the sole shareholder of a newly formed interim federally chartered stock savings association, and then merging the interim savings association with and into the Association, so that as part of the merger all of the outstanding shares of common stock of the Association will be converted automatically into and become shares of common stock of the Company, which would then become the sole shareholder of the Association (the "Merger"); and

     WHEREAS, Interim is being organized by the Association as an interim federally chartered stock savings association with the Company as its sole shareholder in order to effect the Merger; and

     WHEREAS, the Association and Interim (the "Constituent Associations") desire to provide for the terms and conditions of the Merger;

     NOW, THEREFORE, the Association, Interim and the Company hereby agree as follows:

     1.   Effective Date. The Merger shall become effective on the date specified in the endorsement of the articles of combination relating to the Merger by the Secretary of the Office of Thrift Supervision ("OTS") pursuant to 12 C.F.R. (S)552.13(k), or any successor thereto (the "Effective Date").
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     2.   The Merger and Effect Thereof. Subject to the terms and conditions set forth herein, including, without limitation, the prior approval of the OTS and the expiration of all applicable waiting periods, Interim shall merge with and into the Association, which shall be the Surviving Association. Upon consummation of the Merger, the Surviving Association shall be considered the same business and corporate entity as each of the Constituent Associations and thereupon and thereafter all the property, rights, powers and franchises of each of the Constituent Associations shall vest in the Surviving Association and the Surviving Association shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Constituent Associations and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Association. In addition, any reference to either of the Constituent Associations in any contract, will or document, whether executed or taking effect before or after the Effective Date, shall be considered a reference to the Surviving Association if not inconsistent with the other provisions of the contract, will or document; and any pending action or other judicial proceeding to which either of the Constituent Associations is a party shall not be deemed to have abated or to have been discontinued by reason of the Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Merger had not occurred or the Surviving Association may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Associations if the Merger had not occurred.

     3.   Conversion of Stock.

     (a) On the Effective Date, (i) each share of common stock, par value $1.00 per share of the Association ("Community Common Stock"), issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of common stock, par value $1.00 per share of the Company ("Company Common Stock"), (ii) each share of common stock, par value $1.00 per share of Interim ("Interim Common Stock"), issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of the Community Common Stock, and (iii) each share of Company Common Stock issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled. By voting in favor of this Agreement, the Company, as the sole shareholder of Interim, shall have agreed (i) to issue shares of Company Common Stock in accordance with the terms hereof and (ii) to cancel all previously issued and outstanding shares of Company Common Stock upon the effectiveness of the Merger.

     (b) On and after the Effective Date, there shall be no registration of transfers on the stock transfer books of Interim or the Association of shares of Interim Common Stock or the Community Common Stock which were outstanding immediately prior to the Effective Date.
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     4.   Exchange of Shares.

     (a) At or after the Effective Date, each holder of a certificate or certificates theretofore evidencing issued and outstanding shares of Community Common Stock, upon surrender of the same to an agent, duly appointed by the Company ("Exchange Agent"), shall be entitled to receive in exchange therefor a certificate or certificates representing the number of full shares of Company Common Stock for which the shares of Community Common Stock theretofore represented by the certificate or certificates so surrendered shall have been converted as provided in Section 3 hereof. At the Company's sole discretion, the Exchange Agent may mail to each holder of record of an outstanding certificate which immediately prior to the Effective Date evidenced shares of Community Common Stock, and which is to be exchanged for Company Common Stock as provided in Section 3 hereof, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificate shall pass, only upon delivery of such certificate to the Exchange Agent) advising such holder of the terms of the exchange effected by the Merger and of the procedure for surrendering to the Exchange Agent such certificate in exchange for a certificate or certificates evidencing Company Common Stock.

     (b) After the Effective Date, certificates representing shares of Community Common Stock shall be treated as evidencing ownership of the number of full shares of Company Common Stock into which the shares of Community Common Stock represented by such certificates shall have been converted by virtue of the Merger, notwithstanding whether or not the holder thereof has surrendered such certificates.

     (c) If any certificate evidencing shares of Company Common Stock is to be issued in a name other than that in which the certificate evidencing Community Common Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of Company Common Stock in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     (d) If, between the date hereof and the Effective Date, the shares of Community Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period, the exchange ratio specified in Section 3(a) hereof shall be adjusted accordingly.

     5.   Dissenting Shares. Subject to the provisions of 12 C.F.R.
(S)552.14(b), or any successor thereto, no holder of shares of Community Common Stock shall have any dissenter or appraisal rights in connection with the Merger.

     6. Name of Surviving Association. The name of the Surviving Association shall be "Community Savings, F. A."
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     7.   Directors of the Surviving Association. Upon and after the Effective
Date, until changed in accordance with the Charter and Bylaws of the Surviving Association and applicable law, the number of directors of the Surviving Association shall be six. The names and addresses of those persons who, upon and after the Effective Date, shall be directors of the Surviving Association are set forth in Schedule A hereto, which is hereby incorporated herein by reference. Each such director shall serve for the term which expires at the annual meeting of shareholders of the Surviving Association in the year set forth after his respective name in Schedule A, and until a successor is elected and qualified.

     8. Officers of the Surviving Association. Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Association and applicable law, the officers of the Association immediately prior to the Effective Date shall be the officers of the Surviving Association.

     9. Offices. Upon the Effective Date, all offices of the Association and Interim (which shall have no offices) shall be offices of the Surviving Association. As of the Effective Date, the home office of the Surviving Association shall remain at 660 U.S. Highway One, North Palm Beach, Florida 33408 and the location of the other offices of the Surviving Association shall be as set forth in Schedule B hereto, which is hereby incorporated herein by reference, except for the addition of offices authorized or the deletion of offices closed subsequent to the date hereof and the Effective Date.

     10. Charter and Bylaws. On and after the Effective Date, the Charter and Bylaws of the Association as in effect immediately prior to the Effective Date shall be the Charter and Bylaws of the Surviving Association until amended in accordance with the terms thereof and applicable law.

     11. Deposit Accounts. Upon the Effective Date, all deposit accounts of Interim, without reissue, shall be and become deposit accounts of the Surviving Association without change in their respective terms, including, without limitation, maturity, minimum required balances or withdrawal value.

     12. Stock Compensation Plans. By voting in favor of this Agreement, the Company shall have approved adoption of the Association's existing Employee Stock Ownership Plan ("ESOP"), 1995 Stock Option Plan (the "Plan") and 1995 Recognition and Retention Plan for Employees and Outside Directors ("RRP") as the ESOP, Plan and RRP of the Company and shall have agreed to issue Company Common Stock in lieu of Community Common Stock pursuant to the terms of such ESOP, Plan and RRP. As of the Effective Date of the Merger, rights outstanding under the ESOP, Plan and RRP shall be assumed by the Company and thereafter shall be rights only for shares of Company Common Stock, with each such right being for a number of shares of Company Common Stock equal to the number of shares of Community Common Stock that were available thereunder immediately prior to the Effective Date of the Merger, and with no change in the price or any other term or condition of such right. The Company shall make appropriate amendments to the ESOP, Plan and RRP to reflect the adoption of the ESOP,

Plan and RRP by the Company without adverse effect upon the allocation of Common Stock or options or awards outstanding thereunder.

     13. Shareholder Approval. The affirmative vote of the holders of a majority of the issued and outstanding Community Common Stock shall be required to approve this Agreement on behalf of the Association and the approval of the Company, as the sole holder of Interim Common Stock, shall be required to approve this Agreement on behalf of Interim.

     14. Registration; Other Approvals. In addition to the approval set forth in Section 2 hereof, the parties' obligations to consummate the Merger shall be subject to (i) the Company Common Stock to be issued hereunder in exchange for Community Common Stock being registered under the Securities Act of 1933, as amended, and registered or qualified under applicable state securities laws, except in each case to the extent that the Company relies on an applicable exemption therefrom, (ii) the qualification of the Company Common Stock for listing on the Nasdaq National Market, and (iii) the receipt of all other approvals, consents or waivers as the parties may deem necessary or advisable.

     15. Income Tax Matters. The parties hereto shall have received opinions of counsel or of their independent public accountants, satisfactory to them in form and substance, with respect to the federal and Florida income tax consequences of the Agreement and the formation of a mid-tier holding company, as contemplated therein.

     16. Abandonment of Agreement. This Agreement may be abandoned by the Association, the Company or Interim at any time before the Effective Date in the event that (a) any action, suit, proceeding or claim has been instituted, made or threatened relating to the Agreement which shall make consummation of the transaction contemplated hereby inadvisable in the opinion of the Association, the Company or Interim, (b) the approval by the OTS of the transactions contemplated by this Agreement contains any restriction or condition which, in the sole discretion of the Board of Directors of the Association, is deemed to be adverse to the Association or the shareholders thereof, or (c) for any other reason consummation of the transaction contemplated hereby is inadvisable in the opinion of the Association, the Company or Interim. Such abandonment shall be effected by written notice by the Association, the Company or Interim to the other parties, authorized or approved by the Board of Directors of the party giving such notice. Upon the giving of such notice, this Agreement shall be terminated and there shall be no liability hereunder or on account of such termination on the part of the Association, the Company or Interim or the directors, officers, employees, agents or shareholders of either of them. In the event of abandonment of this Agreement, the Association shall pay the fees and expenses incurred by itself, Interim and the Company in connection with this Agreement and the Merger.

     17. Amendments. To the extent permitted by law, this Agreement may be amended by a subsequent writing signed by the parties hereto upon the approval of the Board of Directors of each of the parties hereto; provided, however, that the provisions of Section 3 hereof relating to the consideration to be exchanged for shares of Community Common Stock shall not be amended after the meeting of shareholders of the Association
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at which this Agreement is considered so as to decrease the amount or change the form of such consideration without the approval of such shareholders.

     18. Successors. This Agreement shall be binding on the successors of the Association and Interim.

     19. Counterparts. This Agreement may be executed in one or more counterparts.

     20. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the United States of America and, to the extent not governed by such laws, the laws of the State of Florida.
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     IN WITNESS WHEREOF, the Association, Interim and the Company have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                               COMMUNITY SAVINGS, F. A.
Attest:

/s/ Deborah M. Rousseau        By:  /s/ James B. Pittard, Jr.
----------------------------        -----------------------------------------
Deborah M. Rousseau                 James B. Pittard, Jr.
Secretary                           President and Chief Executive Officer

                               COMMUNITY INTERIM FEDERAL SAVINGS
                                ASSOCIATION

Attest:

                               By:
----------------------------        --------------------------------
Deborah M. Rousseau                 James B. Pittard, Jr.
Secretary                           President and Chief Executive Officer

                               COMMUNITY SAVINGS BANKSHARES, INC.
Attest:

/s/ Deborah M. Rousseau             By:  /s/ James B. Pittard, Jr.
----------------------------           ------------------------------------
Deborah M. Rousseau                 James B. Pittard, Jr.
Secretary                           President and Chief Executive Officer